SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date  of   report   (Date   of   earliest   event   reported)   May   31,   2002

                            The Neptune Society, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
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                 (State or Other Jurisdiction of Incorporation)

       000-31182                                         59-2492929
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(Commission File Number)                       (IRS Employer Identification No.)


3500 W. Olive, Suite 1430, Burbank, California             91505
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   (Address of Principal Executive Offices)              (Zip Code)

                                 (818) 953-9995
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

Annual General Meeting of Shareholders

On May 22, 2002, The Neptune Society, Inc. (the "Company") held its annual general meeting of shareholders. The following actions were taken by the shareholders of the Company:

     - The following persons were elected to serve on the Company's board of directors for a term of one year, or until their successors have been duly elected and qualified:

                Gary Loffredo
                Marco P. Markin
                David Schroeder
                Rodney M. Bagley
                Anthony George and
                Bryan G. Symington Smith

     - The appointment of Stonefield Josephson, Inc., as the auditor of the Company for the year ending December 31, 2002, was ratified.

     -    The adoption of the 2002 Stock Plan was approved and ratified.

     - A special resolution was approved to amend the Company's Articles of Incorporation to increase the authorized share capital of the Company to consist of 75,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of "blank check" preferred stock, par value $0.001 per share.

Amendment of Articles of Incorporation to Increase Authorized Capital

Effective at 5:00 p.m. (Eastern Standard Time) on May 31, 2002, the amended its articles of incorporation to increase the authorized share capital of the Company to consist of 75,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of "blank check" preferred stock, par value $0.001 per share.

Item 7. Exhibits

1. Articles of Amendment to the Articles of Incorporation of The Neptune Society, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          The Neptune Society, Inc.
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                                          (Registrant)



Date May 31, 2002                         By: /s/ Marco Markin
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                                          Name: Marco Markin
                                          Title: Chief Executive Officer and
                                          Director